                                                                   Exhibit 10.19

                                                                 EXECUTABLE COPY

                          EMPLOYEE TRANSFER AGREEMENT*

         This Employee Transfer Agreement (the "Agreement") is made this 14th day of July, 2000 (the "Effective Date") by and between Ford Motor Company, a Delaware Corporation having its principal place of business at The American Road, Dearborn, Michigan, 48126 ("Ford") and Vastera Solutions Services Corporation, a Delaware corporation with offices at 45025 Aviation Drive, Suite 200, Dulles, Virginia 20166 ("Vastera"). Ford and Vastera referred to herein individually as a "Party" and collectively as the "Parties".

                                    RECITALS

       A. Vastera is engaged in the business of providing solutions for global trade management to clients ("Business");

       B. Vastera plans to offer, or cause its Affiliates to offer, about 120 of the 135 employees who are engaged in providing customs services to Ford or its Affiliates ("Ford Customs Employees") employment with Vastera or its Affiliates over phased periods in order to assist Vastera in conducting the Business. For ease of reference hereafter, the use of the term "Ford" shall be deemed to include its Affiliates and the use of the term "Vastera" shall be deemed to include its Affiliates, as the context may require. For purposes of this Agreement, Affiliate means any individual, partnership, corporation, limited liability company, trust, or other entity directly or indirectly, through one or more intermediaries, controlling, controlled by or, under common control with a Party.

       C. Ford Customs Employees who decline Vastera's offer of employment will remain Ford Customs Employees. Such employees will be seconded to Vastera for a limited term and then be transitioned back to Ford pursuant to the terms of the Salaried Employee Secondment Agreement executed contemporaneously herewith as to U.S. based Ford Customs Employees ("U.S. Ford Customs Employees"), and similar secondment agreements to be executed in the future with respect to non-U.S. based Ford Customs Employees.

       D. This Agreement sets forth the terms and conditions for the employment of the Ford Customs Employees by Vastera.

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* Portions of this document have been omitted, with the precise position of these omissions marked with an asterisk, pursuant to a request for confidential treatment and such omitted portions have been filed separately with the U.S. Securities and Exchange Commission.


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       NOW, THEREFORE, in consideration of the premises and mutual promises herein made, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

1.     EMPLOYEE CENSUS.

       Attached hereto as Schedule A is an employee census ("Employee Census"). The Employee Census sets forth:

       (i) a list of selected persons actively employed by Ford who are engaged in providing customs services by selected regions as of the date of this Agreement ("Ford Customs Employees");

       (ii)   the Ford Service Date of each Ford Customs Employee;

       (iii)  the monthly base salary of each Ford Customs Employee.

2.     EMPLOYMENT OFFER.

       Vastera shall make offers of employment to Ford Customs Employees according to the Transition Plan set forth in Schedule B attached hereto. The offer will be contingent on the Ford Customs Employee meeting Vastera's customary pre-employment screening procedures for health and drug testing and accuracy of background information supplied by the Ford Customs Employee. For non-U.S. Ford Customs Employees, the offer shall also be contingent on receiving appropriate regulatory approvals, and where necessary, approvals of any bargaining representatives of such employees. U.S. Ford Customs Employees who accept Vastera's offer of employment by August 1, 2000, and non-U.S. Ford Customs Employees who accept Vastera's offer of employment within thirty days of the date of the offer and who transfer to Vastera, shall be known hereunder as "Transferred Employees." The effective date of the Vastera employment shall be the "Employment Date". Ford shall revise the Employee Census within thirty days after the expiration of the applicable offer period to reflect those Ford Customs Employees who accepted the Vastera offer of employment. A Ford Customs Employee who declines the offer of employment by Vastera will be seconded to Vastera pursuant to the terms of the applicable secondment agreements, and shall be known hereunder as "Seconded Employees". No Transferred Employee shall be required to serve any probationary period at Vastera. Transferred Employees shall be required to execute a Vastera Employee Confidentiality and Intellectual Property Agreement substantially in the form of Attachment C hereto. Transferred Employees will be employed by Vastera "at will" as are all Vastera employees and nothing in this Agreement shall be construed as an obligation by Vastera to employ the Transferred Employees for a definite term. A Ford Customs Employee who terminates service with Ford by quit, retirement or otherwise prior to the Employment Date and who is subsequently employed by Vastera shall not be covered by any of the provisions of this Agreement.


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3.     VASTERA PAY AND BENEFITS.

3.1 PAY. Vastera shall employ each Transferred Employee at a monthly base salary * includes the Transferred Employee's written consent; Transferred Employee's reduction in hours worked; Transferred Employee's performance problems if the Transferred Employee has been informed of the problems and given a reasonable opportunity to correct such performance problems; Transferred Employee's voluntary change in job assignment; Transferred Employee's involuntary demotion if he/she has been informed of the reasons supporting the demotion and given a reasonable opportunity to correct or alter the reasons supporting the demotion; a uniform pro rata pay reduction that affects at least eighty percent (80%) of the entire Vastera workforce. Such pay protection will remain in place for two years from the Employment Date and has no effect on the Transferred Employee's at will status that remains unimpaired. In the event a Transferred Employee's base salary is reduced for Cause, Ford may solicit such employee for reemployment with Ford, notwithstanding any non-solicitation agreement. . Transferred Employees shall be considered for annual performance based merit increases and incentive compensation awards to the same extent as Vastera employees.

3.2 BENEFITS. Vastera shall provide employee benefits and other programs to Transferred Employees that are fully competitive with those benefits and programs that are in effect at Ford for such employees immediately prior to the Employment Date and which are the same as offered to Vastera employees at comparable levels.

4.     RECOGNITION OF FORD SERVICE.

       * . Vastera shall permit the Transferred Employees to participate in Vastera's welfare benefit programs (including but not limited to, health, life and disability insurance programs) as provided hereunder effective as of the Employment Date to the extent otherwise eligible under applicable agreements. Vastera and Ford shall comply with the Health Insurance Portability Protection Act and Ford shall provide any required COBRA notices to Transferred Employees.

5.     VACATION.

       For the balance of calendar year 2000, Vastera shall provide the Transferred Employees with the same number of days of vacation remaining as of the Employment Date as they had earned at Ford, so that for calendar year 2000, the total vacation entitlement shall be the same as if the Transferred Employee had remained at Ford. For calendar year 2001 and thereafter, * vacation entitlement for Transferred Employees, according to the following schedule:

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* This portion of the document has been omitted pursuant to a request for confidential treatment and such portion has been filed separately with the U.S. Securities and Exchange Commission.


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              COMBINED YEARS OF SERVICE         EARNED VACATION

              *                                 *


6.     FORD RETIREMENT PLANS.

6.1 DEFINED BENEFIT PLAN. Transferred Employees who were U.S. Ford Customs Employees ("U.S. Transferred Employees") shall * under the following terms, except as provided in Subsection (d) below:

       (a)    VESTING. U.S. Transferred Employees who are not *.

       (b) GROUP I EMPLOYEES. U.S. Transferred Employees who have attained retirement eligibility under the terms of *.

       (c) GROUP II EMPLOYEES. U.S. Transferred Employees who are at least age * as of the Employment Date and who have at least * of credited service under *.

       (d) GROUP III EMPLOYEES. U.S. Transferred Employees who are neither Group I Employees or Group II Employees ("Group III Employees") will *.

       (e) RETIRED EMPLOYEE. A U.S. Ford Customs Employee who is otherwise eligible may retire *.

       (f) AMENDMENTS. Ford and Vastera shall amend their respective plans, if necessary, to reflect the transition measures described above to the extent permitted by law and provided such amendments do not jeopardize the tax qualified status of such plans.

6.2 DEFINED CONTRIBUTION PLAN. Any U.S. Transferred Employee who is participating in *. Ford and Vastera shall amend their respective plans to reflect the transition measures described above.

7.     ANNUAL INCENTIVE COMPENSATION PLAN.

       Transferred Employees who are otherwise eligible to participate in the Ford Annual Incentive Compensation Plan will receive an award for calendar year 2000

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* This portion of the document has been omitted pursuant to a request for confidential treatment and such portion has been filed separately with the U.S. Securities and Exchange Commission.


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prorated for the full number of months employed by Ford in 2000. Awards for calendar year 2000 shall be payable to the Transferred Employees in March, 2001.

8.     U.S. PERFORMANCE BONUS PLAN.

       U.S. Transferred Employees who are otherwise eligible to participate in the U.S. Ford Performance Bonus Plan will receive an award for calendar year 2000 prorated for the full number of months employed by Ford in 2000. Awards for calendar year 2000 shall be payable to the U.S. Transferred Employees in March, 2001.

9.     STOCK OPTION PROGRAM.

       Subject to approval of the Ford Compensation and Option Committee, Transferred Employees who are eligible to participate in the Ford 1998 Long-Term Incentive Plan or the Ford 1990 Long-Term Incentive Plan and who have outstanding options under such plans shall be treated as if they were released to join a successor employer, and accordingly, any outstanding option shall continue to be exercisable for five years following the Employment Date unless the option expires earlier.

10.    FORD DEFERRED COMPENSATION PLAN.

       Effective as of the Employment Date, the participation of Transferred Employees in the Ford Deferred Compensation Plan ("FDCP") shall cease. Transferred Employees shall continue to be able to manage their account balances until the balances are distributed. Ford shall cause the FDCP to distribute any remaining account balances valued as of March 15, 2001 to Transferred Employees as soon as practical after the valuation date in a lump sum.

11.    VEHICLE PROGRAMS.

11.1 U.S. LEASE AND EVALUATION PROGRAMS. Except as specifically provided herein, participation of the U.S. Transferred Employees in Ford's U.S. Lease Vehicle Program shall be terminated as of the Employment Date. U.S. Transferred Employees who participate in such programs shall be given a reasonable period of time after the Employment Date not to exceed sixty (60) days to purchase the vehicles leased to them or to return them to Ford, or Ford's agents as provided below ("Vehicle Transition Period"). During the Vehicle Transition Period, Ford shall offer for sale to each lessee and assignee of such vehicles as are presently leased to such lessee or assignee under the terms of Ford's Used Vehicle Purchase ("B") Plans, or continue a lease under the terms of Ford Credit's Red Carpet Lease Plan, subject to credit evaluation and dealer acceptance. In the event a lessee or assignee of a lease vehicle declines to purchase or continue to lease such vehicle within the Vehicle Transition Period, the lessee shall return such vehicle to its original servicing garage. Vastera shall collect the applicable lease fee from the U.S. Transferred Employee for such lease vehicles during the Vehicle Transition Period. Vastera shall reimburse Ford in cash on a monthly basis,


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within ten days of the last day of the month, an amount equal to the aggregate amount of the monthly lease fees for lease vehicles owed by U.S. Transferred Employees.

11.2 VEHICLE PURCHASE PLANS. All Vastera employees (including Transferred Employees) shall be eligible to participate in Ford's Tier 1 Supplier ("X") Vehicle Purchase and Lease Plan.

12.    TRANSITION PAYMENT.

       U.S. Transferred Employees who are at least * and have at least * of credited service under the GRP, both as of the Employment Date, or who have at least * of credited service under the GRP as of the Employment Date, shall be eligible to receive * payable on * provided that such U.S. Transferred Employee

       (i) continues to be employed by Vastera as of July 31, 2004 unless such Transferred Employee was involuntarily separated by Vastera other than a discharge; and

       (ii)   has not commenced a retirement benefit under the GRP.

       Vastera and Ford shall work cooperatively and use reasonable efforts to determine whether the * to eligible U.S. Transferred Employees, consistent with applicable law. In the event a method is agreed by the Parties, Vastera shall take the steps required to implement any such method prior to the date *. Ford shall reimburse Vastera * within thirty days after receiving an invoice from Vastera.

13.    EMPLOYEE WAGE AND BENEFIT LIABILITIES.

       Ford shall pay, discharge and be responsible for (i) all salary arising out of or relating to the employment of the Transferred Employees prior to the Employment Date; (ii) any benefits arising under Ford employee benefit plans and programs relating to claims incurred or events that took place prior to the Employment Date, including benefits with respect to claims incurred prior to the Employment Date but reported after the Employment Date; and (iii) worker's compensation claims, damages, expenses, liabilities or administrative responsibilities of any kind whatsoever, arising prior to the Employment Date related to a specific incident which occurred prior to the Employment Date, but was reported after the Employment Date. To the extent any workers' compensation claims made within two years of the Employment Date relate to a compensable injury that occurred prior to and after the Employment Date, Ford and Vastera shall prorate the amount of such workers' compensation claim by service.

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* This portion of the document has been omitted pursuant to a request for confidential treatment and such portion has been filed separately with the U.S. Securities and Exchange Commission.


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       Vastera shall pay, discharge and be responsible for (i) all salaries arising out of or relating to the employment of the Transferred Employees after the Employment Date; (ii) any benefits arising under the Vastera employee benefit plans and programs relating to claims incurred or events that took place after the Employment Date; and (iii) except as provided in the paragraph above, worker's compensation claims, expenses, liabilities or administrative responsibilities of any kind whatsoever reported after the Employment Date, provided, however, that any workers' compensation claims, expenses, liabilities, or administrative responsibilities of any kind made after two years from the Employment Date shall be Vastera's sole responsibility, regardless of when the compensable injury is first alleged to have occurred. Ford shall take such action as is necessary to terminate each Transferred Employee's participation in the employee benefit plans and programs of Ford as of the Employment Date except those benefits as described above which continue after the Employment Date. Transferred Employees may have opportunities to continue in certain of the Ford employee benefit plans and programs on an individual basis by paying any applicable premium as required by law or permitted by Ford.

14.    COMMUNICATIONS.

       Ford and Vastera will coordinate communications to the Ford Customs Employees to ensure accurate and timely information regarding the available benefits and other employment information.

15.    NON-U.S. FORD CUSTOMS EMPLOYEES.

       Notwithstanding anything herein to the contrary, transfer of certain of the Non-U.S. Ford Customs Employees shall be subject to obtaining appropriate regulatory approval and the agreement of any applicable labor union or Works Council. It is recognized that to obtain the agreement of the regulatory agencies and any Works Council that various transition measures may have to be agreed to accommodate the transfer. Ford and Vastera shall jointly cooperate to obtain any regulatory approval or Works Council approval and will implement any transition measures that are mutually agreed.

16.    FORD FACILITIES.

       For a period of the time commencing on the Employment Date and terminating no later than March 31, 2001, certain of the Transferred Employees may remain located in Ford owned or leased facilities. Vastera agrees to pay Ford a per-employee Standard Monthly General Overhead Expense in an amount equal to * of each Transferred Employee's base monthly salary during such period with respect to any Transferred Employee who occupies Ford owned or leased facilities.

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* This portion of the document has been omitted pursuant to a request for confidential treatment and such portion has been filed separately with the U.S. Securities and Exchange Commission.


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17.    INDEMNITY.

17.1 VASTERA INDEMNITY. Vastera shall indemnify Ford against and agrees to hold it harmless from any and all damage, loss, claim, liability and expense (including without limitation, reasonable attorney's fees and expenses in connection with any action, suit or proceeding brought against Ford) incurred or suffered by Ford solely arising out of (i) breach of any agreement made by Vastera hereunder with respect to the Transferred Employees; (ii) employment claims of Transferred Employees based on conditions or actions of Vastera which arise or take place subsequent to the Employment Date; (iii) any claim by Transferred Employees (or their dependents or beneficiaries), the Department of Labor ("DOL"), or Internal Revenue Service ("IRS") arising out of or in connection with the operation, administration, funding or termination of any of Vastera's employee benefit plans or programs applicable to Transferred Employees after the Employment Date or (iv) claims of Ford employees attributable to conduct by Vastera or Vastera's agents, employees (including Transferred Employees) or representatives acting under Vastera's authority, direction or control. Vastera will not indemnify Ford over damage, loss, claim, liability or expense attributable to conduct by Ford or Ford's agents, employees or representatives with respect to Transferred Employees.

17.2 FORD INDEMNITY. Ford shall indemnify Vastera against and agrees to hold it harmless from any and all damage, loss, claim, liability and expense (including without limitation, reasonable attorney's fees and expenses in connection with any action, suit or proceeding brought against Vastera) incurred or suffered by Vastera arising solely out of (i) breach of any agreement made by Ford hereunder with respect to the Transferred Employees; (ii) employment claims of Transferred Employees based on conditions or actions of Ford which arose or took place prior to the Employment Date; (iii) any claim by Transferred Employees (or their dependents or beneficiaries), the DOL, or IRS arising out of or in connection with the operation, administration, funding or termination of any of Ford's employee benefit plans or programs applicable to Transferred Employees prior to the Employment Date or (iv) claims of Vastera employees, including Transferred Employees, attributable to conduct by Ford or Ford's agents, employees or representatives acting under Ford's authority, direction or control.

17.3 INDEMNIFICATION PROCEDURES. With respect to a party's indemnity obligations hereunder with respect to third-party claims, the following procedures shall apply:

       (a) NOTICE. Promptly after receipt by any entity entitled to indemnification hereunder of notice of the commencement or threatened commencement of any civil, criminal, administrative, or investigative action or proceeding involving a claim in respect of which the indemnitee will seek indemnification pursuant to the terms and conditions herein, the indemnitee shall notify the indemnitor of such claim in writing. No failure to so notify an indemnitor shall relieve it of its obligations under this Agreement except to the extent that it can demonstrate damages


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              attributable to such failure. Within fifteen (15) days following receipt of written notice from the indemnitee relating to any claim, but no later than ten (10) days before the date on which any response to a complaint or summons is due, the indemnitor shall notify the indemnitee in writing if the indemnitor acknowledges its responsibilities and obligations with respect to such indemnification and elects to assume control of the defense and settlement of that claim (a "Notice of Election").

       (b) PROCEDURE FOLLOWING NOTICE OF ELECTION. If the indemnitor delivers a Notice of Election relating to any claim within the required notice period, the indemnitor shall be entitled to have sole control over the defense and all negotiations for the compromise or settlement of such claim; provided that (i) the indemnitee shall be entitled to participate in the defense of such claim and to employ counsel at its own expense to assist in the handling of such claim, and (ii) the indemnitor shall obtain the prior written approval of the indemnitee before entering into any settlement of such claim or ceasing to defend against such claim. The indemnitor shall not be required to indemnify the indemnitee for any amount paid or payable by the indemnitee in the settlement of any claim for which the indemnitor has delivered a timely Notice of Election if such amount was agreed to without the written consent of the indemnitor.

       (c) PROCEDURE WHERE NO NOTICE OF ELECTION IS DELIVERED. If the indemnitor does not deliver a Notice of Election relating to any claim within the required notice period, the indemnitee shall have the right to defend the claim in such manner as it may deem appropriate, at the cost and expense of the indemnitor. The indemnitor shall promptly reimburse the indemnitee for all such costs and expenses.

18. DISPUTE RESOLUTION. If a dispute arises between the Parties relating to this Agreement, the following procedure shall be implemented except that either Party may seek injunctive relief from a court where appropriate in order to maintain the status quo while this procedure is being followed:

18.1 INITIAL MEETING. The Parties shall hold a meeting promptly, attended by persons with decision-making authority regarding the dispute, to attempt in good faith to negotiate a resolution of the dispute; provided, however, that no such meeting shall be deemed to vitiate or reduce the obligations and liabilities of the Parties or be deemed a waiver by a Party hereto of any remedies to which such Party would otherwise be entitled hereunder.

18.2 MEDIATION. If, within thirty (30) days after such meeting, the Parties have not succeeded in negotiating a resolution of the dispute, they agree to submit the dispute to mediation in accordance with the then-current Model Procedure for Mediation of Business Disputes of the Center for Public Resources and to bear equally the costs of

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the mediation.

18.3 APPOINTMENT OF MEDIATOR. The Parties will jointly appoint a mutually acceptable mediator, seeking assistance in such regard from the Center for Public Resources if they have been unable to agree upon such appointment within twenty (20) days from the conclusion of the negotiation period.

18.4 ARBITRATION. The Parties agree to participate in good faith in the mediation and negotiations related thereto for a period of thirty (30) days. If the Parties are not successful in resolving the dispute through the mediation, then the Parties agree to submit the matter to binding arbitration or a private adjudicator.

18.5 GENERAL PROCEDURE. Mediation or arbitration shall take place in Pittsburgh, Pennsylvania unless otherwise agreed by the Parties. Equitable remedies shall be available in any arbitration. Punitive or exemplary damages shall not be awarded. This clause is subject to the Federal Arbitration Act, 9 U.S.C.A. Section 1 ET SEQ.

18.6 ARBITRATION PROCEDURE. In the event of arbitration, the Parties agree that the award of the arbitrator shall be (1) the sole and exclusive remedy between them regarding any claims, counterclaims, or issues presented to the arbitrator; (2) final and subject to no judicial review; and (3) made and shall promptly be payable in U.S. dollars free of any tax, deduction, or offset. The Parties further agree that any costs, fees, or taxes incident to enforcing the award shall, to the maximum extent permitted bylaw, be charged against the Party resisting such enforcement. The Parties hereto agree that judgment on the arbitration award may be entered and enforced in any court of competent jurisdiction. Each Party shall, except as otherwise provided herein, be responsible for its own costs, including legal fees, incurred in the course of any arbitration proceedings. The fees of the arbitrator shall be divided evenly between the Parties.

19.    MISCELLANEOUS.

19.1 FORCE MAJEURE. Either Party's delay or failure to perform (except for a Party's payment obligation) shall be excused for so long as, and to the extent that, it is prevented from performing any of its obligations under this Agreement, in whole or in part, as a result of delays caused by fire, flood, earthquake, elements of nature or acts of God, riots, civil disorders, rebellions or revolutions in any country, or any other cause beyond the reasonable control of such Party (a "Force Majeure Event"). The non-performing Party shall promptly notify the other Party of the circumstances causing its delay or failure to perform and of its plans and efforts to implement a workaround solution. For as long as such circumstances prevail, the Party whose performance is delayed or hindered shall continue to use reasonable efforts to minimize the length and effect of delays and shall re-commence performance after the cessation of the Force Majeure Event.


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19.2 BINDING NATURE AND ASSIGNMENT. This Agreement shall be binding on the Parties hereto and their respective successors and assigns. Except as otherwise provided in this Agreement, neither Party shall assign this Agreement or delegate such Party's obligations hereunder without the prior written consent of the other, except that either Party may assign this Agreement without the consent of the other Party to an entity that acquires all, or substantially all, of the business of the assigning Party (provided that such entity is not a competitor of the other Party).

19.3 ENTIRE AGREEMENT, AMENDMENT, WAIVER. This Agreement, including the Attachments referred to herein and attached hereto constitutes the entire agreement between the Parties with respect to the subject matter hereof and supersedes all prior agreements, whether written or oral, with respect to the subject matter contained in this Agreement. No amendment or modification or waiver of a breach of any term or condition of this Agreement shall be valid unless in a writing signed by each of the Parties. The failure of a Party to enforce, or the delay by either of them in enforcing, any of their respective rights under this Agreement will not be deemed a continuing waiver or a modification of any rights hereunder and a Party may, within the time provided by applicable law and consistent with the provisions of this Agreement, commence appropriate legal proceedings to enforce any or all of its rights.

19.4 NOTICES. All notices, requests, demands, and determinations under this Agreement (other than routine operational communications), shall be in writing and shall be deemed duly given (i) when delivered by hand, (ii) one (1) day after being given to an express, overnight courier with a reliable system for tracking delivery, or (iii) six (6) calendar days after the day of mailing, when mailed by United States mail, registered or certified mail, return receipt requested, postage prepaid, and addressed as follows:

       In the case of Ford:         Ford Motor Company
                                    One American Road, 11th Floor
                                    Dearborn, Michigan 48126
                                    Attention: Vice President, Material Planning
                                     and Logistics

       With copies to:              Ford Motor Company
                                    One American Road
                                    Dearborn, Michigan 48126
                                    Attention:  Assistant Tax Officer, Corporate
                                    Finance

                                    Ford Motor Company
                                    Office of the General Counsel
                                    One American Road, WHQ Suite 320
                                    Dearborn, Michigan 48126
                                    Attention: Assistant General Counsel --
                                     Transactions


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       In the case of Vastera:      Vastera Solutions Services Corporation
                                    45025 Aviation Drive
                                    Suite 200
                                    Dulles, Virginia 20190-5602
                                    Attention:  General Counsel

       With copies to:              Vastera, Inc.
                                    45025 Aviation Drive
                                    Dulles, Virginia 20190-5602
                                    Attention:  Vastera designated Liaison

       Any Party may from time to time change its address or designee for notification purposes by giving the other prior written notice of the new address or designee and the date upon which it will become effective.

19.5 COUNTERPARTS. This Agreement may be executed in several counterparts, all of which taken together shall constitute one single agreement between the Parties hereto.

19.6 SEVERABILITY. In the event that any provision of this Agreement conflicts with the law under which this Agreement is to be construed or if any such provision is held invalid by an arbitrator or a court with jurisdiction over the Parties, such provision shall be deemed to be restated to reflect as nearly as possible the original intentions of the Parties in accordance with applicable law. The remainder of this Agreement shall remain in full force and effect.

19.7 CONSENTS AND APPROVAL. Except where expressly provided as being in the discretion of a Party, where agreement, approval, acceptance, consent, or similar action by either Party is required under this Agreement, such action shall not be unreasonably delayed or withheld.

19.8 SURVIVAL. Any provision of this Agreement that contemplates performance or observance after any termination or expiration of this Agreement (in whole or in part) shall survive any termination or expiration of this Agreement and continue in full force and effect.

19.9 THIRD PARTY BENEFICIARIES. This Agreement is entered into solely between, and may be enforced only by, Ford and Vastera. This Agreement shall not be deemed to create any rights in third parties, including employees, suppliers and customers of a Party, or to create any obligations of a Party to any such third parties.

19.10 CHOICE OF LAW. This Agreement and performance under it shall be governed by and construed in accordance with the laws of the State of Michigan without regard to its choice of law principles.


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19.11 NEGOTIATED TERMS. The Parties agree that the terms and conditions of this Agreement are the result of negotiations between the Parties and that this Agreement shall not be construed in favor of or against any Party by reason of the extent to which any Party or its professional advisors participated in the preparation of this Agreement.

19.12 TITLES AND HEADINGS. Titles and headings of Sections of this Agreement are for convenience only and will not affect the construction of any provision of this Agreement.

19.13 NO INDIVIDUAL AUTHORITY. Neither Party shall, without the express, prior written consent of the other Party, take any action for or on behalf of or in the name of the other Party, assume, undertake, or enter into any commitment, debt, duty or obligation binding upon the other Party, except for actions taken pursuant to agreements entered into between such Party or its Affiliates and any other Party.

19.14 PARENT GUARANTY. In connection with this Agreement, Ford and Vastera, Inc. have executed a Parent Guaranty, attached hereto as Schedule D.

20.    HSR ACT.

       Both Parties' obligations under this Agreement are subject to the termination or expiration of any HSR Act waiting period applicable to the Stock Transfer Agreement among Ford, Vastera and Vastera, Inc. dated as of even date herewith. "HSR Act" is defined as the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the related regulations and published interpretations.

21.    SEC.

       Both Parties' obligations under this Agreement are subject to the receipt by Vastera of written approval or concurrence from the United States Securities and Exchange Commission of its treatment of the transactions contemplated by the Stock Transfer Agreement among Ford, Vastera, and Vastera, Inc. dated as of even date herewith as a business combination applying the purchase method of accounting under generally accepted accounting principles, provided that the foregoing condition precedent shall be deemed waived by both Parties in the event that no such written approval or concurrence has been received by Vastera within sixty (60) days of the Effective Date.

              IN WITNESS WHEREOF, the Parties hereto have duly executed this Agreement as of the day and year first above written.

FORD MOTOR COMPANY                  VASTERA SOLUTIONS SERVICES
                                                     CORPORATION


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By: /s/ Frank Taylor                    By:  /s/ Arjun Rishi
   -------------------------------          -------------------------------

Title:                                  Title:
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